      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1999
                                                      REGISTRATION NO. 333-69589
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                       POST- EFFECTIVE AMENDMENT NO. 1 ON
                              FORM S-8 TO FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                  ------------

                          CADENCE DESIGN SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                  77-0148231
  (State or Other Jurisdiction           (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                          2655 SEELY AVENUE, BUILDING 5
                           SAN JOSE, CALIFORNIA 95134
               (Address of Principal Executive Offices) (Zip Code)
                             ----------------------

                 OPTIONS ASSUMED BY CADENCE DESIGN SYSTEMS, INC.
                          ORIGINALLY GRANTED UNDER THE
              QUICKTURN DESIGN SYSTEMS, INC. 1988 STOCK OPTION PLAN
                 PI DESIGN SYSTEMS, INC. 1990 STOCK OPTION PLAN
       QUICKTURN DESIGN SYSTEMS, INC. 1992 KEY EXECUTIVE STOCK OPTION PLAN
   QUICKTURN DESIGN SYSTEMS, INC. 1993 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
     QUICKTURN DESIGN SYSTEMS, INC. 1996 SUPPLEMENTAL STOCK PLAN, AS AMENDED
        QUICKTURN DESIGN SYSTEMS, INC. 1997 STOCK OPTION PLAN, AS AMENDED QUICKTURN DESIGN SYSTEMS, INC. 1994 OUTSIDE DIRECTOR STOCK OPTION PLAN
        SPEEDSIM, INC. 1995 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                        OF QUICKTURN DESIGN SYSTEMS, INC.
                           (Full titles of the Plans)
                             ----------------------

                              R.L. SMITH MCKEITHEN
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          CADENCE DESIGN SYSTEMS, INC.
            2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134
                     (Name and Address of Agent for Service)
                                 (408) 943-1234

          (Telephone number, including area code, of agent for service)
                             ----------------------
                                   COPIES TO:

                              KENNETH R. LAMB, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                        ONE MONTGOMERY STREET, 26TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 393-8200

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                    Proposed Maximum       Proposed Maximum         Amount of
Title of Securities to        Amount to be           Offering Price            Aggregate          Registration
    be Registered           Registered (1)(2)         per Share (3)        Offering Price (3)       Fee(3)(4)
    -------------           ----------                ---------            --------------           ---------
Common Stock, par           3,768,800 shares             $7.5424              $28,425,797               $0
value $.01 per share


--------------------------------------------------------------------------------
(1) Shares subject to Options assumed as of May 25, 1999. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Quickturn Design Systems, Inc. 1988 Stock Option Plan, Pi Design Systems, Inc. 1990 Stock Option Plan, Quickturn Design Systems, Inc. 1992 Key Executive Stock Option Plan, Quickturn Design Systems, Inc. 1993 Employee Qualified Stock Purchase Plan, Quickturn Design Systems, Inc. 1996 Supplemental Stock Plan, as amended, Quickturn Design Systems, Inc. 1997 Stock Option Plan, as amended, Quickturn Design Systems, Inc. 1994 Outside Director Stock Option Plan, and/or SpeedSim, Inc. 1995 Incentive and Nonqualified Stock Option Plan (collectively, the "Assumed Option Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Cadence Design Systems, Inc. Common Stock.

(2) The Registrant previously registered 11,800,000 shares of its common stock, par value $.01 per share, under its Registration Statement on Form S-4 (No. 333-69589) (the "Original Form S-4"), which was declared effective on April 20, 1999 and 23,604,575 shares of its common stock, par value $.01 per share, under its Registration Statement on Form S-4 (No. 333-69589) (the "Successor S-4"), which was declared effective on May 7, 1999. The number of shares registered under the Successor S-4, combined with the number of shares registered under the Original Form S-4, was based on the aggregate number of outstanding shares of Quickturn Design Systems, Inc. ("Quickturn") common stock, par value $.001 per share, and the number of shares of Quickturn common stock issuable upon exercise of outstanding options and warrants to acquire shares of Quickturn common stock, multiplied by an assumed exchange ratio (representing a value of $15 per share of Quickturn common stock) of 1.5 shares of common stock, par value $.01 per share, of the Registrant, based on an assumed per share price of the Registrant's common stock of $10.

(3) Weighted average exercise price of outstanding options assumed as of May 25, 1999. Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share that such options may be exercised.

(4) A registration fee of $91,885.31 was previously paid in connection with the registration of 11,800,000 shares of the Registrant's common stock under the Original Form S-4. The registration fee paid under the Original Form S-4 was calculated pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sales prices of Quickturn common stock, as reported by the Nasdaq National Market System on April 30, 1999 ($13.9375), the proposed maximum offering price under the Successor S-4 was $328,967,509.38. Because that amount was less than the proposed maximum offering price of $330,622,711.75 set forth on the facing page of the Original Form S-4, no registration fee was payable with the Successor S-4. As the shares subject to options assumed by the Registrant were included in the Successor S-4 at a proposed maximum offering price per share of $13.9375 and a proposed maximum aggregate offering price of $328,967,509.38 for which a registration fee of $91,885.31 was paid with the Original S-4, no fee is payable herewith.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The shares of common stock subject to options registered hereunder have been assumed by Cadence Design Systems, Inc. ("Cadence" or the "Registrant") pursuant to an Agreement and Plan of Merger, dated as of December 8, 1998, as amended, among Cadence, CDSI Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Cadence, and Quickturn Design Systems, Inc., a Delaware corporation ("Quickturn"). These options were originally granted to directors, employees and consultants of Quickturn and/or Quickturn's subsidiaries under the Assumed Option Plans.
 .

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1999, including all material incorporated by reference therein;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 1999, including all material incorporated by reference therein;

                  (c) The Registrant's Current Report on Form 8-K filed with the Commission on May 6, 1999;

                  (d) The Registrant's Current Report on Form 8-K filed with the Commission on May 26, 1999;

                  (e) The Registrant's Current Report on Form 8-K/A filed with the Commission on January 6, 1999;

                  (f) The Registrant's Current Report on Form 8-K/A filed with the Commission on May 20, 1999;

                  (g) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 29, 1990;

                  (h) The description of the Registrant's Preferred Share Purchase Rights set forth in Exhibit 1A, 1B and 1C to the Registrant's Current Report on Form 8-A filed with the Commission on February 16, 1996.

         All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article VII of the Registrant's currently effective Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (a) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of the Registrant) at the Registrant's request (such directors, officers and other persons are collectively, "Covered Persons"), to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (b) the Registrant is required to advance expenses, as incurred to such Covered Persons in connection with defending a proceeding; (c) the indemnitee(s) of the Registrant have the right to bring suit, and to be paid the expenses of prosecuting such suit if successful, to enforce the rights to indemnification under the Bylaws or to advancement of expenses under the Bylaws;
(d) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (e) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (f) the Registrant may not retroactively amend the Bylaws indemnification provision in a way that is adverse to such Covered Persons.

         The Registrant has entered into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. The Registrant also maintains a limited amount of director and officer insurance. The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act of 1933, as amended (the "1933 Act").

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

EXHIBIT NUMBER                EXHIBIT
         4.1(a)               The description of the Registrant's Common Stock.
                              Reference is made to the Registrant's
                              Registration Statement on Form 8-A filed with the
                              Commission on August 29, 1990 incorporated
                              by reference pursuant to Item 3(g);

            (b)               The description of the Registrant's Preferred
                              Share Purchase Rights. Reference is made to
                              Exhibit 1A, 1B and 1C to the Registrant's Current
                              Report on Form 8-A filed with the Commission on February 16, 1996 incorporated by reference pursuant to Item 3(h).
         4.2                  Specimen Certificate of the Registrant's Common
                              Stock (incorporated by reference to Exhibit 4.01 of the Registrant's Registration Statement on Form
                              S-4 (33-43400)).
         4.3 Rights Agreement, dated as of February 9, 1996, between the Registrant and Harris Trust and Savings Bank which includes as exhibits thereto the Certificate of Designation for the Series A
                              Junior Participating Preferred Stock, the form of Rights Certificate, and the Summary of Rights to Purchase Preferred Shares
                              (incorporated by reference to Exhibit 1A, 1B, and 1C to the Registrant's Current Report on Form 8-K filed on February 16, 1996).
         5                    Opinion and consent of Gibson, Dunn & Crutcher
                              LLP.
         23.1                 Consent of Arthur Andersen LLP, Independent Public
                              Accountants.
         23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5).
         99.1                 Quickturn Design Systems, Inc. 1988 Stock Option
                              Plan, as amended and Form of 1988 Stock Option
                              Agreement for the 1988 Stock Option Plan, as amended.
         99.2 Pi Design Systems, Inc. 1990 Stock Option Plan, as amended.
         99.3                 Quickturn Design Systems, Inc. 1992 Key Executive
                              Stock Option Plan, as amended and Form of Incentive Stock Option Agreement, as amended.
         99.4                 Quickturn Design Systems, Inc. 1993 Employee
                              Qualified Stock Purchase Plan, as amended and
                              Form of Subscription Agreement for the 1993
                              Employee Qualified Stock Purchase Plan, as amended.
         99.5                 Quickturn Design Systems, Inc. 1996 Supplemental
                              Stock Plan, as amended and Form of Stock Option
                              Agreement for 1996 Supplemental Stock Plan, as amended.
         99.6                 Quickturn Design Systems, Inc. 1997 Stock Option
                              Plan, as amended and Form of 1997 Stock Option
                              Agreement for the 1997 Stock Option Plan, as amended.
         99.7                 Quickturn Design Systems, Inc. 1994 Outside
                              Director Stock Option Plan and Form of Director
                              Nonstatutory Stock Option Agreement.
         99.8                 SpeedSim, Inc. 1995 Incentive and Nonqualified
                              Stock Option Plan.


Item 9.  UNDERTAKING

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that clauses (1)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
(3) to remove from
registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering under the Assumed Stock Plans.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 3rd day of June, 1999.

                               CADENCE DESIGN SYSTEMS, INC.

                               By:______________________________*
                               H. Raymond Bingham
                               President, Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                  TITLE                                  DATE
     *                                   President,  Chief Executive Officer and             June 3, 1999
----------------------------------       Director (Principal Executive Officer)
     H. Raymond Bingham

     *                                   Senior Vice President,  Chief Financial             June 3, 1999
-----------------------------------      Officer  (Principal  Financial  Officer
     William Porter                      and Principal Accounting Officer)

     *                                   Director                                            June 3, 1999
-----------------------------------
     Carol A. Bartz

     *                                   Director                                            June 3, 1999
-----------------------------------
     Dr. Leonard Y.W. Liu

     *                                   Director                                            June 3, 1999
-----------------------------------
     Donald L. Lucas

     *                                   Director                                            June 3, 1999
-----------------------------------
     Dr. Alberto Sangiovanni-
     Vincentelli

     *                                   Director                                            June 3, 1999
-----------------------------------
     George M. Scalise

     *                                   Director                                            June 3, 1999
-----------------------------------
     Dr. John B. Shoven

     *                                   Director                                            June 3, 1999
-----------------------------------
     Roger S. Siboni

By:  /s/R.L. Smith McKeithen
-----------------------------------
     R.L. Smith McKeithen
     Attorney-in-Fact


                                  EXHIBIT INDEX


Exhibit Number             Exhibit
--------------             -------
4.1(a)                     The description of the Registrant's Common Stock.
                           Reference is made to the Registrant's Registration
                           Statement on Form 8-A filed with the Commission on
                           August 29, 1990 incorporated by reference pursuant to
                           Item 3(g).

   (b)                     The description of the Registrant's Preferred Share
                           Purchase Rights. Reference is made to Exhibit 1A, 1B and 1C to the Registrant's Current Report on Form 8-A filed with the Commission on February 16, 1996 incorporated by reference pursuant to Item 3(h).

4.2                        Specimen Certificate of the Registrant's Common Stock
                           (incorporated by reference to Exhibit 4.01 of the Registrant's Registration Statement on Form S-4
                           (33-43400)).

4.3 Rights Agreement, dated as of February 9, 1996, between the Registrant and Harris Trust and Savings
                           Bank which includes as exhibits thereto the Certificate of Designation for the Series A Junior
                           Participating Preferred Stock, the form of Rights
                           Certificate, and the Summary of Rights to Purchase
                           Preferred Shares (incorporated by reference to Exhibit 1A, 1B, and 1C to the Registrant's Current
                           Report on Form 8-K filed on February 16, 1996).

5                          Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1                       Consent of Arthur Andersen LLP, Independent Public
                           Accountants.

23.2                       Consent of Gibson, Dunn & Crutcher LLP (contained in
                           Exhibit 5).

99.1                       Quickturn Design Systems, Inc. 1988 Stock Option
                           Plan, as amended and Form of 1988 Stock Option
                           Agreement for the 1988 Stock Option Plan, as amended.

99.2 Pi Design Systems, Inc. 1990 Stock Option Plan, as amended.

99.3                       Quickturn Design Systems, Inc. 1992 Key Executive
                           Stock Option Plan, as amended and Form of Incentive
                           Stock Option Agreement for the 1992 Key Executive
                           Stock Option Plan, as amended.

99.4                       Quickturn Design Systems, Inc. 1993 Employee
                           Qualified Stock Purchase Plan, as amended and Form of Subscription Agreement to the 1993 Employee
                           Qualified Stock Purchase Plan, as amended.

99.5                       Quickturn Design Systems, Inc. 1996 Supplemental
                           Stock Plan, as amended and Form of Stock Option
                           Agreement for 1996 Supplemental Stock Plan, as amended.

99.6                       Quickturn Design Systems, Inc. 1997 Stock Option
                           Plan, as amended and Form of the Stock Option
                           Agreement for the 1997 Stock Option Plan, as amended.

99.7                       Quickturn Design Systems, Inc. 1994 Outside Director
                           Stock Option Plan and Form of Director Nonstatutory
                           Stock Option Agreement.

99.8                       SpeedSim, Inc. 1995 Incentive and Nonqualified Stock
                           Option Plan.
